Exhibit 5.1

November 21, 2023

Pixie Dust Technologies, Inc.

2-20-5 Kanda Misaki-cho, Chiyoda-ku

Tokyo, 101-0061, Japan

Re: Pixie Dust Technologies, Inc. / Registration Statement on Form S-8

Ladies and Gentlemen:

We act as Japanese special counsel for Pixie Dust Technologies, Inc., a corporation incorporated under the laws of Japan (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) 150,000 common shares, no par value, of the Company (“Common Shares”) issuable pursuant to the Company’s Second Series of Stock Acquisition Rights for Common Shares 2018, (ii) 12,000 Common Shares issuable pursuant to the Company’s Second-2 Series of Stock Acquisition Rights for Common Shares 2018, (iii) 259,200 Common Shares issuable pursuant to the Company’s Third Series of Stock Acquisition Rights for Common Shares 2019, (iv) 469,200 Common Shares issuable pursuant to the Company’s Sixth Series of Stock Acquisition Rights for Common Shares 2020, and (v) 219,600 Common Shares issuable pursuant to the Company’s Seventh Series of Stock Acquisition Rights for Common Shares 2020. The allotment agreements and the terms and conditions of the Company’s Second Series of Stock Acquisition Rights for Common Shares 2018, Second-2 Series of Stock Acquisition Rights for Common Shares 2018, Third Series of Stock Acquisition Rights for Common Shares 2019, Sixth Series of Stock Acquisition Rights for Common Shares 2020, and Seventh Series of Stock Acquisition Rights for Common Shares 2020 are collectively referred to hereinafter as the “Plans,” and the Common Shares issuable pursuant to the Plans are collectively referred to hereinafter as the “Shares.”

For the purposes of this opinion letter, we have examined originals and/or photostatic copies of such documents as we have deemed relevant. In conducting our examination, we have assumed, without independent verification, the legitimacy of all signatures, the legal capacity of each party thereto, the authenticity of all the documents submitted to us as originals, the conformity to the originals of all the documents submitted to us, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion letter, we have assumed that the Shares will be issued, upon the exercise of the respective stock acquisition rights granted under the applicable Plans, in the manner and on the terms and conditions described or referred to in such applicable Plans.

This opinion letter is limited solely to the matters expressly set forth herein. Our opinions expressed herein are limited only to the laws of Japan, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any U.S. federal laws, rules or regulations, including but not limited to any US federal securities laws, rules or regulations, or any U.S. state securities or “blue sky” laws, rules or regulations.

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the opinion that (i) the Shares have been duly authorized and reserved for issuance pursuant to the Articles of Incorporation of the Company and the applicable Plans, and (ii) when issued pursuant to and in accordance with the applicable Plans, the Registration Statement and related prospectuses, the Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We further consent to the incorporation by reference of this opinion letter and consent into any amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Greenberg Traurig Tokyo Law Offices ■ WWW.GTLAW.COM

21F, Meiji Yasuda Seimei Building ■ 2-1-1, Marunouchi, Chiyoda-ku, Tokyo ■ Phone +81 (0)3 4510 2200 ■ Fax +81 (0)3 4510 2201

Yours sincerely,

/s/ Greenberg Traurig Tokyo Law Offices

Greenberg Traurig Tokyo Law Offices ■ WWW.GTLAW.COM

Greenberg Traurig Tokyo Law Offices ■ WWW.GTLAW.COM

21F, Meiji Yasuda Seimei Building ■ 2-1-1, Marunouchi, Chiyoda-ku, Tokyo ■ Phone +81 (0)3 4510 2200 ■ Fax +81 (0)3 4510 2201